                             LEGG MASON WOOD WALKER
                                  INCORPORATED
                        7 EAST REDWOOD STREET, 6TH FLOOR
                              BALTIMORE, MD 21202

                                 PG ENERGY INC.
                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OF ITS OUTSTANDING
                   SHARES OF 4.10% CUMULATIVE PREFERRED STOCK

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
          YORK CITY TIME, ON FRIDAY, MAY 16, 1997, UNLESS THE OFFER IS
                                   EXTENDED.

                                                                  April 18, 1997
To Brokers, Dealers, Commercial
    Banks, Trust Companies and
    Other Nominees:

     In our capacity as Dealer Manager (the 'Dealer Manager'), we are enclosing the material listed below relating to the offer of PG Energy Inc., a Pennsylvania corporation formerly known as Pennsylvania Gas and Water Company (the 'Company'), to purchase any and all of its outstanding shares of 4.10% Cumulative Preferred Stock, par value $100.00 per share, voluntary liquidation preference $105.50 per share, involuntary liquidation preference $100.00 per share (the 'Shares'), at $70.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 18, 1997 (the 'Offer to Purchase'), and in the related Letter of Transmittal (which together constitute the 'Offer').

     The Purchase Price will be paid in cash, net to the seller, with respect to all Shares purchased. Shares not purchased will be returned.

     THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. The Offer is, however, subject to other conditions. See Section 9 of the Offer to Purchase.

     We are asking you to contact your clients for whom you hold Shares registered in your name (or in the name of your nominee) or who hold Shares registered in their own names. Please bring the Offer to their attention as promptly as possible.

     The Company will pay a solicitation fee of $1.50 per Share for any Shares tendered and accepted for payment pursuant to the Offer covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including the Dealer Manager in its capacity as a broker or dealer, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the 'NASD'), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a 'Soliciting Dealer'). No such fee shall be payable to a Soliciting Dealer with respect to the tender of Shares by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee shall be payable to a Soliciting Dealer with respect to Shares tendered for such Soliciting Dealer's own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Depositary (as defined below), the Dealer Manager or the Information Agent for purposes of the Offer.

     The Company will also, upon request, reimburse Soliciting Dealers for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Offer to their customers. The Company will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     In order for a Soliciting Dealer to receive a solicitation fee, ChaseMellon Shareholder Services, L.L.C., as Depositary (the 'Depositary') must have received from such Soliciting Dealer a properly completed and duly executed Notice of Solicited Tenders in the form attached hereto (or facsimile thereof) within five business days after the expiration of the Offer.

     For your information and for forwarding to your clients, we are enclosing the following documents:

          1. The Offer to Purchase, dated April 18, 1997.

          2. The Letter of Transmittal for your use and for the information of your clients.

          3. A letter to stockholders of the Company from the President and Chief Executive Officer of the Company and the Chairman of the Board of the Company, dated April 18, 1997.

          4. The Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase).

          5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding.

          6. A return envelope addressed to ChaseMellon Shareholder Services, L.L.C., the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 16, 1997, UNLESS THE OFFER IS EXTENDED.

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO

ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. THE COMPANY HAS BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER INTENDS TO TENDER SHARES PURSUANT TO THE OFFER BECAUSE NO SUCH PERSON OWNS ANY SHARES.

     Any questions or requests for assistance or additional copies of the enclosed materials may be directed to D.F. King & Co., Inc., the Information Agent, at the address and telephone number set forth on the back cover of the enclosed Offer to Purchase.

                                         Very truly yours,

                                         LEGG MASON WOOD WALKER, INCORPORATED

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

 ................................................................................
              DETACH ALONG DOTTED LINE AND RETURN TO DEPOSITARY


                          NOTICE OF SOLICITED TENDERS

     List below the number of Shares tendered by each beneficial owner whose tender you have solicited. All Shares beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table below. Any questions as to what constitutes beneficial ownership should be directed to the Depositary. If the space below is inadequate, list the Shares in a separate signed schedule and affix the list to this Notice of Solicited Tenders. Please do not complete the sections of the table headed 'TO BE COMPLETED ONLY BY DEPOSITARY.'

     ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE DEPOSITARY. ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT.

                            TO BE COMPLETED BY           TO BE COMPLETED ONLY          TO BE COMPLETED ONLY
                          THE SOLICITING DEALER             BY DEPOSITARY                 BY DEPOSITARY
                             NUMBER OF SHARES              NUMBER OF SHARES                    FEE
  BENEFICIAL OWNERS              TENDERED                      ACCEPTED                ($       PER SHARE)
Beneficial Owner
No. 1

Beneficial Owner
No. 2

Beneficial Owner
No. 3

Beneficial Owner
No. 4

Beneficial Owner
No. 5

Beneficial Owner
No. 6

Beneficial Owner
No. 7

Beneficial Owner
No. 8

Beneficial Owner
No. 9


Beneficial Owner
No. 10

     Total

     All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Depositary, in its sole discretion, which determination will be final and binding. Neither the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

     The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Purchase; (iii) in soliciting tenders of Shares, it has used no soliciting materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.


--------------------------------------------------------  --------------------------------------------------------
Printed Firm Name                                         Address

--------------------------------------------------------  --------------------------------------------------------
Authorized Signature                                      Area Code and Telephone Number